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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2002

FIRST DATA CORPORATION
(Exact name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-11073 (Commission File Number)	47-0731996 (IRS Employer Identification No.)
6200 South Quebec Street, Greenwood Village, Colorado (Address of Principal Executive Offices)		80111 (Zip Code)

Registrant's Telephone Number, Including Area Code: (303) 488-8000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Regulation FD Disclosure.

        On November 5, 2002, First Data Corporation ("First Data") and it subsidiaries First Data Resources Inc. ("FDR") and First Data Merchant Services Corporation ("FDMS") (collectively "First Data") filed counterclaims in the action filed by VISA U.S.A. Inc. that was previously reported in First Data's Quarterly Report on Form 10-Q for the period ended March 31, 2002 and Current Report on Form 8-K filed on September 4, 2002. In the counterclaim, First Data alleges that VISA International and VISA U.S.A., Inc. (collectively "VISA"), have abused their market power to prevent First Data from internally processing VISA credit card transactions outside of the VISA network through private arrangements. First Data also alleges that VISA has barred First Data and its customers from using private arrangements to bypass the VISA network, required First Data's customers to pay for VISA's network services regardless of whether the customers use those services, uses its fee structure to raise the costs of rivals and potential rivals, imposes unreasonable conditions on rivals' access to their network and deters and prevents its members from using more efficient providers of network services such as First Data. Based on this and other conduct, the counterclaim asserts claims of monopolization, attempt to monopolize, tying, unfair competition, violations of the Cartwright Act, defamation, trade libel, interference with prospective economic advantage, and breach of contract. First Data seeks trebled and punitive damages, attorneys fees and costs, restitution and disgorgement, and injunctive relief.

        VISA is an association of financial institutions, many of which are current and prospective customers of First Data. Several of those financial institutions are participants in long-term relationships with First Data, including merchant alliance relationships and card processing relationships, both of which usually are governed under long-term contracts. First Data believes that the allegations in its counterclaim are well founded and necessary to protect First Data's legitimate business interests; however, the likelihood and possible extent of any impact of the above on First Data's business and these relationships are uncertain.

        On November 6, 2002, First Data issued a press release relating to the counterclaim. A copy of the press release is attached hereto as Exhibit 99.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)-(b) Not applicable.

(c) Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press Release issued by the Company on November 6, 2002.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST DATA CORPORATION
By:	/s/ STANLEY J. ANDERSEN Stanley J. Andersen Assistant Secretary

Date: November 6, 2002

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  Item 5. Other Events and Regulation FD Disclosure.
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES